Exhibit 99.1

3D Systems Corporation
26081 Avenue Hall
Valencia CA 91355
News Release
www.3dsystems.com
NASDAQ: TDSC

Investor Contact:	Chanda Hughes	Media Contact:	Katharina Hayes
	661-295-5600 Ext 2632		803-326-3941
	Email: HughesC@3dsystems.com		Email: HayesK@3dsystems.com

3D Systems Announces Conference Call and Webcast to Discuss Operating Results for Second Quarter and First Six Months

VALENCIA, California – August 13, 2006 - 3D Systems Corporation (NASDAQ: TDSC), a leading provider of Rapid 3-D Printing, Prototyping and Manufacturing solutions, announced today that it plans to hold a conference call to discuss its financial results for the second quarter and first six months of 2006 on Tuesday, August 15, 2006 at 6:00 a.m. Pacific Time (9:00 a.m. Eastern Time).  The company expects to release its quarterly and first-half 2006 results after the market closes on Monday, August 14, the day prior to the conference call.

•                  To access the Conference Call, dial 1-888-336-3485 (or 706-634-0653 from outside the United States).  A recording will be available two hours after completion of the call for seven days.  To access the recording, dial 1-800-642-1687 (or 706-645-9291 from outside the United States) and enter 4556751, the conference call ID number.

•                  To access the audio Webcast, log onto 3D Systems’ website at www.3dsystems.com.  The link to the Webcast is provided on the homepage of the website.  To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation.  The Webcast will be available for replay beginning approximately 48 hours after completion of the call at: www.3dsystems.com under the Investor Relations’ section.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and expectations and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors stated under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of Rapid 3-D Printing, Prototyping and Manufacturing solutions.  Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input.  These solutions are used for design communication and prototyping as well as for production of functional end-use parts:  Transform your products.

More information on the company is available at www.3dsystems.com, or via email at moreinfo@3dsystems.com.

# # #